UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under §240.12

Vapotherm, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vapotherm Enters Into Definitive Merger Agreement; Transaction Would

Result In Company Going Private

EXETER, NH, June 17, 2024 /PRNewswire/ - Vapotherm, Inc. (OTCQX: VAPO), (“Vapotherm” or the “Company”), announced today that it has signed a definitive merger agreement with a newly-formed entity organized and funded by an affiliate of Perceptive Advisors, LLC, a leading health care investment firm (“Perceptive”), and its Perceptive Discovery Fund. Concurrently with the entry into the definitive merger agreement, our existing lender, investment affiliates managed by SLR Capital Partners (“SLR”) have agreed to convert approximately $81.0 million of term debt into preferred equity of the newly-formed entity, and Perceptive will invest $50.0 million of new preferred equity capital into the business, a portion of which will be used to fund the merger consideration and make certain closing-related payments. SLR will retain $40.0 million of term debt.

“We are excited to continue our partnership with Vapotherm as they progress on their Path to Profitability. This transaction allows the Company to strengthen their balance sheet as they focus on accelerating their revenue momentum,” said Anthony Storino, Head of Life Science Finance at SLR Capital Partners.

“Vapotherm has done a significant amount of work to date to ensure it is able to deliver its technology to patients in respiratory distress. We believe the Company has a clear vision to expand the use of high-velocity therapy in patients in need and look forward to supporting them in their next stages of growth,” said Konstantin Poukalov, Managing Director and Perceptive Discovery Co-Head.

Under the terms of the definitive merger agreement, Vapotherm’s stockholders will receive $2.18 in cash for each outstanding share of Company common stock held immediately prior to the effective time of the merger, other than shares held by certain Vapotherm stockholders who have agreed to contribute their shares of Company common stock in exchange for ownership interests in the newly-formed entity. The merger consideration of $2.18 per share represents a premium of approximately 166% over the closing price of Vapotherm common stock on June 14, 2024, the last trading day prior to public disclosure of the transaction.

A special committee (the “Special Committee”) of the Board of Directors of Vapotherm (the “Board”), comprised solely of independent directors and advised by its own independent financial advisor, unanimously recommended that the Board approve the merger agreement and the transaction and determined it was in the best interests of Vapotherm and its stockholders. Acting upon the recommendation of the Special Committee, the Board approved the merger agreement and the transaction and has recommended that the Company’s stockholders approve the adoption of the merger agreement and approve the transaction on the terms set forth in the merger agreement.

The transaction is expected to close in the second half of 2024 and is subject to customary closing conditions, including receipt of stockholder approval. Upon completion of the transaction, Vapotherm will become a private company and will no longer be publicly listed or traded on OTCQX.

Cooley LLP is acting as legal counsel to Perceptive and Latham & Watkins LLP is acting as legal counsel to SLR. Scalar, LLC is acting as financial advisor to the Special Committee and Ropes & Gray LLP is acting as legal counsel to the Company.

About Vapotherm

Vapotherm, Inc. (OTCQX: VAPO) is a publicly traded developer and manufacturer of advanced respiratory technology based in Exeter, New Hampshire, USA. The Company develops innovative, comfortable, non-invasive technologies for respiratory support of patients with chronic or acute breathing disorders. Over 4.4 million patients have been treated with the use of Vapotherm high velocity therapy® systems. For more information, visit www.vapotherm.com.

Vapotherm high velocity therapy is mask-free non-invasive respiratory support and is a front-line tool for relieving respiratory distress—including hypercapnia, hypoxemia, and dyspnea. It allows for the fast, safe treatment of undifferentiated respiratory distress with one tool. The HVT 2.0 and Precision Flow systems’ mask-free interface delivers optimally conditioned breathing gases, making it comfortable for patients and reducing the risks and care complexities associated with mask therapies. While being treated, patients can talk, eat, drink and take oral medication.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Vapotherm plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction (the “Proxy Statement”), and the Company and affiliates of the Company, and Perceptive and certain affiliates of Perceptive, intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file, and the Company and affiliates of the Company, and Perceptive and certain affiliates of Perceptive, may also jointly file, other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY OR JOINTLY FILED BY THE COMPANY AND AFFILIATES OF THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a stockholders meeting of the Company to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement and Schedule 13E-3. Stockholders may obtain a free copy of the Proxy Statement, the Schedule 13E-3 and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at http://investors.vapotherm.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, by and among the Company, Veronica Holdings, LLC, Veronica Intermediate Holdings, LLC and Veronica Merger Sub, Inc., dated as of June 17, 2024 (the “Merger Agreement”), which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, are participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in Part III of its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, as filed with the SEC on April 29, 2024 (the “Form 10-K/A”). To the extent the holdings of Company securities by the Company’s directors and executive officers have changed since the amounts set forth in the Form 10-K/A, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed or to be filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at http://investors.vapotherm.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction, which may, in some cases, be different than those of the Company’s stockholders generally, will be included in the Proxy Statement and other relevant materials to be filed with the SEC.

Legal Notice Regarding Forward-Looking Statements

This communication includes statements that are forward-looking statements, including statements regarding the proposed transaction, stockholder approval, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “believe,” “expect,” “continue,” “plan,” “intend,” “will,” “outlook,” or “typically,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the proposed transaction; uncertainties as to the timing to of the proposed transaction; satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure stockholder approval on the terms expected, at all or in a timely manner; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay another party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the diversion of management’s time on transaction-related issues; the effects of the proposed transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; changes in the Company’s business during the period between now and the closing of the proposed transaction certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation; and other risks and uncertainties, including the risks and uncertainties included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 22, 2024, and subsequent SEC reports. The forward-looking statements contained in this communication reflect the Company’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Vapotherm, Inc.

Investor Relations Contacts:

John Landry, SVP & CFO, ir@vtherm.com, +1 (603) 658-0011